EXHIBIT 10.8

ASSIGNMENT

WHEREAS, We, Thomas PICCARIELLO, a citizen of the United States, residing at 203 Murphy Street, Blacksburg, Virginia 24060; Lawrence P. OLON, a citizen of the United States, residing at 306 Galway Road, Bristol, Tennessee 37620-3034; and Randal J. KIRK, a citizen of the United States, residing at Post Office Box 3526, Radford, Virginia 24143-3526 ( the “Assignors”), respectively, have made an invention entitled

ACTIVE AGENT DELIVERY SYSTEMS AND METHODS FOR PROTECTING AND

ADMINISTERING ACTIVE AGENT

and described in an application for United States Letters Patent filed on August 22, 2001; and WHEREAS, New River Pharmaceuticals, (“Assignee”), having a place of business at 100 5th Street, Suite 410 Bristol, TN 37620, desires to acquire the entire right, title and interest in and to the aforesaid invention, the Application and all Letters Patent of the United States or any patent application or patents of any foreign country related thereto, including conversions to utility applications, continuations, continuations-in-part, reissues, reexaminations, extensions, substitutes and divisions which may be granted therefor;

NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, we sell, assign and transfer to Assignee, its successors, legal representatives and assigns, the full and exclusive right in and to the invention and Application, and in and to any Letters Patent of the United States or any patent application or patents of any foreign country related thereto, including conversions to utility applications, continuations, continuations-in-part, reissues, reexaminations, extensions, substitutes and divisions which may be granted therefor and all rights to claim priority on the basis of the Application;

AND WE HEREBY authorize and request the Commissioner of Patents and Trademarks or any other proper officer or agency of any country to issue all such Letters Patent to the Assignee;

AND WE HEREBY warrant and covenant that we have the full right to convey the entire interest herein assigned and that we have not executed and will not execute any instrument or assignment in conflict herewith;

AND WE HEREBY agree to communicate to Assignee or its representatives any facts known to us respecting the invention, to execute all divisional, continuation, reissue, reexamination, extension, substitute and foreign applications, sign all lawful documents and make all rightful oaths and declarations relating to the invention, execute and deliver any and all papers that may be necessary or desirable to perfect the title to this invention in the Assignee, its successors, legal representatives or assigns, and to testify in any judicial or administrative proceeding and generally do everything possible to aid the Assignee to obtain and enforce such Letters Patent in the United States or any foreign country and/or to assist the Assignee with any proceedings relating to this invention, patent application or such Letters Patent in the United States or any foreign country when requested so to do by the Assignee.

Signature of Inventor: /s/ Thomas Piccariello

Inventor’s Name:         Thomas PICCARIELLO

Inventor’s Address:      203 Murphy Street, Blacksburg, Virginia 24060-2534, USA

Date of Execution:         December 18, 2001

Signature of Inventor: /s/ Lawrence P. Olon

Inventor’s Name:         Lawrence P. OLON

Inventor’s Address:      306 Galway Road, Bristol, Tennessee 37620-3034, USA

Date of Execution:

Signature of Inventor: /s/ Randal J. Kirk

Inventor’s Name:         Randal J. KIRK

Inventor’s Address:      P.O. Box 3526, Radford, Virginia 24143-3526, USA

Date of Execution:         12/26/01

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